Exhibit 99.1

Contact:	Mary Ann Jackson Investor Relations 952-487-7538 mjackson@apog.com

For Immediate Release

Tuesday, June 26, 2007

APOGEE Q1 EARNINGS INCREASE SIGNIFICANTLY;

FY08 GUIDANCE RAISED

MINNEAPOLIS, MN (June 26, 2007) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2008 first quarter earnings. Apogee provides distinctive value-added glass solutions for the architectural and picture framing industries.

FIRST QUARTER HIGHLIGHTS

•	Revenues of $209.9 million were up 12 percent versus the prior-year period.

•	Earnings from continuing operations were $0.34 per share versus $0.17 per share a year earlier. Net earnings were $0.40 per share versus $0.17 per share in the prior-year period.

•	Operating margin was 7.1 percent, compared to 4.4 percent in the prior-year period.

•	Architectural segment revenues grew 14 percent, and operating income increased 108 percent versus the prior-year period.

•	Large-scale optical segment revenues were flat as expected, and operating income increased 25 percent versus the prior-year period.

•	Outlook for fiscal year 2008 earnings from continuing operations has been increased to a range of $1.37 to $1.47 per share, up from prior guidance of $1.27 to $1.37 per share.

Commentary

“We are very pleased with our first quarter results,” said Russell Huffer, Apogee chairman and chief executive officer. “Our architectural segment met our expectations for a very strong quarter, while our large-scale optical segment results were better than we had anticipated due to a stronger mix of our best value-added framing glass products, which offer visual benefits to consumers.

“Our architectural segment, which more than doubled its operating income compared to last year, operated well in a strong market,” said Huffer. “We also continue to benefit from good pricing and replacement of lower-margin legacy work with projects having higher margins. In addition, the startup and gradual ramp up of our new Utah architectural glass facility is on schedule.

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“Our architectural backlog remains high at $413.7 million, and bidding activity continues to be strong,” he said. “With the improving outlook for our picture framing and architectural businesses, we have increased our earnings guidance for fiscal 2008.”

SEGMENT AND OPERATING HIGHLIGHTS

Architectural Products and Services

•	Revenues of $188.2 million were up 14 percent over the prior-year period. All segment businesses contributed to this growth.

•	Operating income was $11.6 million, up 108 percent from a year ago.

•	Operating margin was 6.2 percent, compared to 3.4 percent in the prior-year period.

•	Operating margins are benefiting from improved pricing, productivity and product mix, as well as the replacement of older, less profitable projects by better margin jobs.

•	The margin improvement was reduced 1.2 percentage points by the one-time startup costs for the new architectural glass facility.

•	Segment backlog remained strong at $413.7 million, compared to backlog of $360.4 million in the prior-year period and $423.8 million at the end of fiscal 2007.

Large-Scale Optical Technologies

•	Revenues of $21.7 million were flat compared to the prior-year period, as expected.

•	Operating income was $3.9 million, up 25 percent from the prior-year period.

•	Operating margin was 18.1 percent, compared to 14.4 percent in the prior-year period.

•	Sales of our best value-added framing glass products increased significantly, as we convert customers to a higher-margin product mix.

Equity in Affiliates

•	Results were essentially break-even, compared to a slight loss in the prior-year period.

Discontinued Operations

•	Net non-cash income from discontinued operations was $2.0 million, compared to a net loss of $0.1 million in the prior-year period.

•

Favorable resolution of an outstanding legal matter related to a significant French curtainwall project that the company worked on in the late 1990s resulted in net income from discontinued operations.

Financial Condition

•	Long-term debt was $43.4 million, compared to $35.4 million at the end of fiscal 2007.

•	Long-term debt-to-total-capital ratio was 14.8 percent, up from fiscal 2007 year end.

•

Non-cash working capital (current assets, excluding cash, less current liabilities) was $90.8 million, compared to $70.4 million at the end of fiscal 2007 as a result of seasonal cash flow and overall growth, resulting in higher working capital requirements.

•	Depreciation and amortization were $5.7 million, up 13 percent from the prior year.

•	Capital expenditures were $14.0 million, including investments in architectural glass fabrication capacity expansions. This compares to capital expenditures of $7.4 million in the prior-year period.

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

OUTLOOK

“We have increased our fiscal 2008 earnings guidance to $1.37 to $1.47 per share, as a result of the improved outlook for our picture framing and architectural businesses,” said Huffer. “Our earlier guidance for earnings from continuing operations was $1.27 to $1.37 per share.

“We are expecting continued strong performance from our architectural segment and anticipate operating margins of 6.6 to 6.9 percent and revenue growth of 11 to 14 percent, both up slightly from our previous guidance,” said Huffer. “Our architectural segment backlog of $413.7 million with improving margins supports this level of performance.

“Our commercial construction markets continue to be strong, based on our backlog and market forecasts,” said Huffer. “In particular, the sectors we serve value our energy-efficient, hurricane and blast value-added glass products and services.

“As we successfully convert customers to a mix of our best value-added picture framing glass products, we are now expecting operating margins of 14 to 15 percent for the large-scale optical segment,” he said. “Segment revenues will grow slightly in fiscal 2008 as picture framing growth is somewhat offset by the planned sale of our pre-framed art/wall décor product line and continued transition away from consumer electronics products.”

He also noted that the sale of the recreational vehicle and bus windshield business, which is now reported in discontinued operations, is expected to be completed in the third quarter.

“We are very optimistic about fiscal 2008 and anticipate another year of significant growth,” said Huffer. “We are pleased to be benefiting from our strategies for growing our core architectural and picture framing businesses.”

The following statements are based on current expectations for fiscal 2008. These statements are forward-looking, and actual results may differ materially.

•	Overall fiscal 2008 revenues for the year are expected to increase 10 to 13 percent (prior guidance was 9 to 12 percent).

•	Architectural segment revenues are expected to increase 11 to 14 percent (prior guidance was 10 to 13 percent).

•	Large-scale optical segment revenues are expected to be up slightly (prior guidance was for flat revenues).

•

Annual gross margins are expected to be slightly higher than 20 percent, or approximately 1 percentage point higher than in fiscal 2007; increased pricing, operational improvements and cost reductions are expected to more than offset increases in wages, health care, energy, materials and freight, as well as costs related to the startup of the new architectural glass facility.

•	Selling, general and administrative expenses as a percent of annual sales are projected to be approximately 13 percent.

•

Expected annual operating margins by segment are: architectural, 6.6 to 6.9 percent, including the negative full-year impact of approximately 0.3 percentage point for the one-time startup costs for the new architectural glass facility (prior guidance was 6.4 to 6.7 percent); and large-scale optical, 14 to 15 percent (prior guidance was 11 to 12 percent).

•	Equity in affiliates, which reflects Apogee’s portion of the results of the PPG Auto Glass joint venture, is expected to report pre-tax, annual earnings of approximately $2 million.

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

•

Full-year capital expenditures are projected to be approximately $60 million, including capital for capacity expansions and productivity improvements in the architectural and large-scale optical segments (prior guidance was $40 to $45 million).

•	Depreciation and amortization are estimated at approximately $23 million for the year.

•	Debt is expected to be approximately $35 to $45 million at year end.

•	The effective tax rate for the full year is anticipated to be slightly less than 34.5 percent.

•	Fiscal 2008 earnings per share from continuing operations are expected to range from $1.37 to $1.47, up from prior guidance of $1.27 to $1.37 per share.

The discussion above, including all statements in the Outlook section, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the North American commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully utilize production capacity; and v) ramp up to full production of the third Viracon plant in a timely and cost-efficient manner; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix; iv) ability to utilize manufacturing facilities; and v) the company’s ability to complete the planned sale of the pre-framed art/wall décor product line in a timely and effective manner. Additional factors include: i) revenue and operating results that are volatile; ii) self-insurance risk related to a material product liability event and to health insurance programs; iii) performance of the PPG Auto Glass, LLC joint venture; iv) management of discontinued operations exiting activities, including the company’s ability to complete the sale of the RV and bus windshield manufacturing assets; v) cost of compliance with governmental regulations relating to hazardous substances; and vi) foreign currency risk related to certain discontinued operations. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2007.

TELECONFERENCE AND SIMULTANEOUS WEBCAST

Analysts, investors and media are invited to listen to Apogee’s live teleconference or webcast at 7:30 a.m. Central Time tomorrow, June 27. To participate in the teleconference, call 1-800-706-7748 toll free or 617-614-3473 international, access code 74977876. The replay will be available from 9:30 a.m. Central Time on Wednesday, June 27, through midnight Central Time on Wednesday, July 4, by calling 1-888-286-8010 toll free, access code 68555791. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in two segments:

•

Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

•

Large-scale optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom framing and pre-framed art markets, and a producer of optical thin film coatings for consumer electronics displays.

(Tables follow)

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries

Consolidated Condensed Statement of Income

(Unaudited)

Dollar amounts in thousands, except for per share amounts	Thirteen Weeks Ended June 2, 2007	Fourteen Weeks Ended June 3, 2006	% Change
Net sales	$209,885	$187,005	12%
Cost of goods sold	166,997	154,161	8%

Gross profit	42,888	32,844	31%
Selling, general and administrative expenses	27,922	24,698	13%

Operating income	14,966	8,146	84%
Interest income	210	323	-35%
Interest expense	452	822	-45%
Other income (expense), net	20	(58)	N/M
Equity in loss of affiliated companies	(17)	(190)	91%

Earnings from continuing operations before income taxes	14,727	7,399	99%
Income taxes	5,002	2,537	97%

Earnings from continuing operations	9,725	4,862	100%
Earnings (loss) from discontinued operations	1,971	(120)	N/M

Net earnings	$11,696	$4,742	147%

Earnings per share - basic:
Earnings from continuing operations	$0.35	$0.18	94%
Earnings (loss) from discontinued operations	$0.07	$(0.01)	N/M
Net earnings	$0.42	$0.17	147%
Average common shares outstanding	28,149,877	27,603,473	2%

Earnings per share - diluted:
Earnings from continuing operations	$0.34	$0.17	100%
Earnings from discontinued operations	$0.06	$—	N/M
Net earnings	$0.40	$0.17	135%
Average common and common equivalent shares outstanding	28,884,960	28,021,688	3%
Cash dividends per common share	$0.0675	$0.0650	4%

Business Segments Information

(Unaudited)

	Thirteen Weeks Ended June 2, 2007	Fourteen Weeks Ended June 3, 2006	% Change
Sales
Architectural	$188,227	$165,263	14%
Large-scale Optical	21,655	21,765	-1%
Eliminations	3	(23)	N/M

Total	$209,885	$187,005	12%

Operating income (loss)
Architectural	$11,585	$5,567	108%
Large-scale Optical	3,927	3,133	25%
Corporate and other	(546)	(554)	1%

Total	$14,966	$8,146	84%

Consolidated Condensed Balance Sheets

(Unaudited)

	June 2, 2007	March 3, 2007
Assets
Current assets	$228,361	$222,484
Net property, plant and equipment	143,382	134,256
Other assets	95,283	92,421

Total assets	$467,026	$449,161

Liabilities and shareholders' equity
Current liabilities	$133,786	$145,859
Long-term debt	43,400	35,400
Other liabilities	39,678	32,234
Shareholders' equity	250,162	235,668

Total liabilities and shareholders' equity	$467,026	$449,161

N/M = Not Meaningful

- MORE -

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries

Consolidated Condensed Statement of Cash Flows

(Unaudited)

Dollar amounts in thousands	Thirteen Weeks Ended June 2, 2007	Fourteen Weeks Ended June 3, 2006
Net earnings	$11,696	$4,742
Net (earnings) loss from discontinued operations	(1,971)	120
Depreciation & amortization	5,663	5,012
Stock-based compensation	1,384	1,178
Results from equity investments	17	190
Other, net	(1,477)	(1,345)
Changes in operating assets and liabilities	(18,486)	(17,926)

Net cash used in continuing operating activities	(3,174)	(8,029)

Capital expenditures	(14,043)	(7,417)
Proceeds on sale of property	24	1,522
Net (purchases) sales of marketable securities	(615)	2,426
Other investing activities	—	1,250

Net cash used in investing activities	(14,634)	(2,219)

Net proceeds from long-term debt and revolving credit agreement	8,000	14,700
Proceeds from issuance of common stock, net of cancellations	1,459	1,889
Dividends paid	—	(3,642)
Other, net	1,142	347

Net cash provided by financing activities	10,601	13,294

Cash provided by (used in) discontinued operations	4,758	(695)

(Decrease) increase in cash and cash equivalents	(2,449)	2,351
Cash and cash equivalents at beginning of year	6,187	4,676

Cash and cash equivalents at end of period	$3,738	$7,027

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com